Calculation of Filing Fee Tables
S-3
Rithm Capital Corp.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	8.750% Series F Fixed-Rate Reset Cumulative Redeemable Preferred stock	457(r)	11,500,000	$ 25.00	$ 287,500,000.00	0.0001381	$ 39,703.75
Fees to be Paid	2	Equity	Common Stock, par value $0.01 per share	457(r)	50,438,450		$ 0.00	0.0001381	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 287,500,000.00		$ 39,703.75
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 39,703.75
Offering Note
[1]	This "Calculation of Filing Fee" table shall be deemed to update the "Calculation of Filing Fee" table in the registrant's Registration Statement on Form S-3, filed with the U.S. Securities and Exchange Commission on August 1, 2025, in accordance with Rules 456(b) and Rule 457(r) under the Securities Act of 1933. "Amount Registered" and "Amount of Registration Fee" represent shares of Preferred Stock that may be offered and sold by the registrant and includes 1,500,000 shares of Preferred Stock that may be purchased by the underwriters upon the exercise of their option to purchase additional shares from the registrant.

[2]	Represents the maximum number of shares of common stock that could be issuable upon conversion of the Series F Preferred Stock based on the exchange cap, as described in the prospectus supplement, and assuming the full exercise of the underwriters' option to purchase additional shares from the registrant.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $287,500,000.00. The prospectus is a final prospectus for the related offering.